                                                                     EXHIBIT 3.1

                                                                FILED
                                                        In the Office of the
                                                     Secretary of State of Texas
                                                             MAY 13 1998

                                                         Corporations Section

                          ARTICLES OF INCORPORATION OF
                         TEXAS UNITED BANCSHARES, INC.

     I, the undersigned natural person of the age of eighteen (18) years or more, acting as incorporator of a corporation under the Texas Business Corporation Act (the "Act"), do hereby adopt the following Articles of Incorporation for such corporation.

                                   ARTICLE I.

     The name of the corporation is TEXAS UNITED BANCSHARES, INC.

                                  ARTICLE II.

     The period of its duration is perpetual.

                                  ARTICLE III.

     The purpose or purposes for which the corporation is organized are:

     (a)  To act as a bank holding company.

     (b) To buy, sell, lease, and deal in services, personal property, and real property.

     (c) To do each and every thing necessary, suitable or proper for the accomplishment of any of the purposes or for the attainment of any one or more of the objects herein enumerated or which at any time appear conducive to or expedient for the protection or benefit of the corporation.

     (d)  For any lawful purpose.

     The foregoing clauses shall be construed as powers as well as objects and purposes, and the matter expressed in each clause shall, unless herein otherwise expressly provided, be in nowise limited by reference to or inference from the terms of any other clause, but shall be regarded as independent objects, purposes and powers, and shall not be construed to limit or restrict in any manner the meaning of the general terms or the general powers of the corporation.

                                  ARTICLE IV.

     A. The corporation is authorized to issue TWO classes of shares to be designated respectively "preferred" and "common." The total number of shares of ALL classes of stock which the corporation shall have authority to issue is 2,500,000, consisting of (1) 500,000 shares of Preferred Stock, NO PAR VALUE PER SHARE ("Preferred Stock"), and (2) 2,000,000 shares of Common Stock, PAR VALUE $1.00 PER SHARE ("Common Stock"). The consideration for the issuance of the shares shall be paid to or received by the corporation in full before the issuance and shall not be less than the par value per share. The consideration shall be as is permitted by the laws of the State of Texas. In the absence of actual fraud in the transaction, the judgment of the Board of Directors of the corporation (the "Board") as to the value of such consideration shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable.

     B. The Board is hereby expressly authorized, by resolution or resolutions from time to time adopted, to provide, out of the unissued shares of Preferred Stock, for the issuance of a series of Preferred Stock. Before any shares of any such series are issued, the Board shall fix and state, and hereby is expressly empowered to fix, by resolution or resolutions, the relative rights and preferences of the shares of each such series, and the qualifications, limitations, or restrictions thereon, including, but not limited to, determination of any of the following:

  (i) the designation of such series, and the number of shares to constitute such series;

 (ii) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be full or limited;

(iii) the dividends, if any, payable on such series, and at what rates, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;

(iv) whether the shares of such series shall be subject to redemption by the corporation, and, if so, the times, prices and other terms and conditions of such redemption;

(v) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up of the corporation;

(vi) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(vii) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of this class or any other class or classes of securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(viii) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the corporation of, the Common Stock or shares of stock of any other class or any other series of this class;

(ix) the conditions or restrictions, if any, upon the creation of indebtedness of the corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and

(x) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

The relative rights and preferences of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series of Preferred Stock at any time outstanding; provided, that all shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series. Any of the designations, preferences, limitations, or relative rights, including the voting rights, of any series of shares may be dependent upon facts ascertainable outside the Articles of Incorporation provided that the manner in which such facts operate upon the designations, preferences, and relative rights, including the voting rights, of such series of shares is clearly set forth in the Articles of Incorporation.
The Board may increase the number of shares of the Preferred Stock designated for any existing series by a resolution adding to such series authorized and unissued shares of the Preferred Stock not designated for any other series. The Board may decrease the number of shares of Preferred Stock designated for any existing series by a resolution subtracting from such series unissued shares of the Preferred Stock designated for such series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.

     C. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters on which stockholders generally are entitled to vote. Subject to the provisions of law and the rights of the Preferred Stock and any other class or series of stock having a preference as to dividends over the Common Stock then outstanding, dividends may be paid on the Common Stock out of assets legally available for dividends, but only at such times and in such amounts as the Board shall determine and declare. Upon the dissolution, liquidation or winding up of the corporation, after any preferential amounts to be distributed to the holders of the Preferred Stock and any other class or series of stock having a preference over the Common Stock then outstanding have been paid or declared and set apart for payment, the holders of the Common Stock shall be entitled to receive all the remaining assets of the corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them, respectively.

                                   ARTICLE V.

     The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done, or property actually received.

                                  ARTICLE VI.

     Except as may be otherwise provided in the Act, no contract, act or transaction of the corporation with any corporation, person or persons, firm, trust or association, or any other organization shall be affected or invalidated by the fact that any director, officer or shareholder of this corporation is a party to, or is interested in, such contract, act or transaction, or in any way connected with any such person or persons, firm, trust or association, or is director, officer or shareholder of, or otherwise interested in, any such other corporation, nor shall any duty to pay damages on account to this corporation be imposed upon such director, officer or shareholder of this corporation solely by reason of such fact, regardless of whether the vote, action or presence of any such director, officer or shareholder may be, or may have been, necessary to obligate this corporation on, or in connection with, such contract, act or transaction, provided that if such vote, action or presence is, or shall have been, necessary, such interest or connection (other than an interest as a noncontrolling shareholder of any such other corporation) be known or disclosed to the Board.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

                                  ARTICLE VII.

     A director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this article does not eliminate or limit the liability of a director for:

     (a) a breach of a director's duty of loyalty to the corporation or its shareholders;

     (b) an act or omission not in good faith that constitutes a breach of the duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

     (c) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, or

     (d) an act or omission for which the liability of a director is expressly provided for by statute.

If the Texas Civil Statutes are amended after approval by the corporation's shareholders of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors or eliminating or limiting the personal liability of officers, the liability of a director or officer of the corporation shall be eliminated or limited to the fullest extent permitted by law. No repeal or modification of this Article VII by the shareholders shall adversely affect any right or protection of a director or officer of the corporation existing by virtue of this Article VII at the time of such repeal or modification.

                                 ARTICLE VIII.

     (a) The corporation shall indemnify and hold harmless any person who was, is, or is threatened to be named a defendant or respondent in any Proceeding (as defined below) because the person is or was a director or officer of the corporation or, while serving as a director or officer of the corporation, is or was serving at the written request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, employee benefit plan, other enterprise or other entity, against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including attorneys' fees) actually incurred by the person in connection with the Proceeding; provided that (i) the person (A) conducted himself in good faith; (B) reasonably believed, in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation's best interests and, in all other cases, that his conduct was at least not opposed to the corporation's best interests; and (C) in the case of any criminal Proceeding, the person had no reasonable cause to believe his conduct was unlawful; and (ii)(A) such person is not found liable on the basis that the person improperly received a personal benefit, whether or not the benefit resulted from an action taken in the person's official capacity; and (B) such person was not found liable to the corporation. A person found liable to the corporation or found liable on the basis that the person improperly received a personal benefit may only be indemnified for reasonable expenses (including attorneys' fees) actually incurred by the person in connection with the Proceeding, however, if the person is found liable for willful or intentional misconduct in the performance of his duty to the corporation, the corporation shall not indemnify him in any respect.

     Notwithstanding anything contained in this Article VIII to the contrary, the corporation shall indemnify a director or officer against reasonable expenses incurred by him in connection with a Proceeding in which he is named a defendant or respondent because he is or was a director or officer if he has been wholly successful, on the merits or otherwise, in the defense of the Proceeding. The indemnification of directors and officers by the corporation herein provided shall be to the fullest extent authorized or permitted by applicable law, as such law exists or may hereafter be amended (but only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior to the amendment).

     (b) For purposes of this Article VIII, the term "Proceeding" shall mean any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, or any inquiry or investigation that could lead to such an action, suit, or proceeding.

     (c) The expenses of a director or officer incurred as a party to any Proceeding, shall be paid by the corporation as they are incurred and in advance of the final disposition of the Proceeding; provided, however, that the advance payment of expenses shall be made only upon receipt by the corporation of both a written affirmation from the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification under applicable laws and regulations and an unlimited, general undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it is ultimately determined by a final decision, order, or decree of a court of competent jurisdiction that the director or officer has not met those standards or if it is ultimately determined that indemnification of the director or officer in connection with such Proceeding is prohibited by this
Article VIII or under applicable law or regulation.

     (d) Any director or officer may enforce his rights to indemnification or advance payments for expenses in a suit brought against the corporation if his request for indemnification or advance payments for expenses is wholly or partially refused by the corporation or if there is no determination with respect to such request within 60 days from receipt by the corporation of a written notice from the director or officer for such a determination. If a director or officer is successful in establishing in a suit his entitlement to receive or recover an advancement of expenses or a right to indemnification, in whole or in part, he shall also be indemnified by the corporation for costs and expenses incurred in such suit. It shall be a defense to any such suit (other than a suit brought to enforce a claim for the advancement of expenses under Section (b) of this Article VIII when the required affirmation and undertaking have been received by the corporation) that the claimant has not met the standard of conduct set forth in the Act. Neither the failure of the corporation nor independent legal counsel to have made a determination prior to the commencement of such suit that indemnification of the director or officer is proper in the circumstances because the director or officer has met the applicable standard of conduct nor a determination by the corporation or by independent legal counsel that the director or officer has not met such applicable standard of conduct shall be a defense to the suit or create a presumption that the director or officer has not met the applicable standard of conduct. In a suit brought by a director or officer to enforce a right under this Section (d) or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that a director or officer is not entitled to be indemnified or is not entitled to an advancement of expenses under this Section (d) or otherwise, shall be on the corporation.

     (e) The right to indemnification and the payment or advancement of expenses as they are incurred and in advance of the final disposition of a Proceeding shall not be exclusive of any other right to which a person may be entitled under these Articles of Incorporation, the bylaws, a resolution of shareholders or directors, an agreement, or otherwise; provided, however, that all rights to indemnification and to the payment or advancement of expenses are valid only to the extent that they are consistent with applicable laws and regulations, as they may be limited by these Articles of Incorporation. The right to indemnification under Section (a) hereof shall continue for a person who has ceased to be a director or officer and shall inure to the benefit of his heirs, next of kin, executors, administrators and legal representatives.

     (f) The corporation may purchase and maintain insurance or other arrangement at its expense to protect itself, or any person who is or was a director, officer, employee, or agent of the corporation or any person who is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, employee benefit plan, other enterprise, or other entity, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him against that liability under this Article VIII. Without limiting the power of the corporation to procure or maintain any kind of insurance or other arrangement, the corporation may, for the benefit of persons indemnified by the corporation, (i) create a trust fund, (ii) establish any form of self-insurance,
(iii) secure its indemnity obligation by grant of a security interest or other lien on the assets of the corporation, or (iv) establish a letter of credit, guaranty, or surety arrangement. The insurance or other arrangement may be procured, maintained or established within the corporation or with any insurer or other person deemed appropriate by the Board regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or in part by the corporation.

     (g) The corporation shall not be obligated to reimburse the amount of any settlement unless it has agreed in writing to such settlement. If any person shall unreasonably fail to enter into a settlement of any Proceeding within the scope of Section (a) hereof, offered or assented to by the opposing party or parties and which is acceptable to the corporation, then notwithstanding any other provision of this Article VIII, the indemnification obligation of the corporation in connection with such Proceeding shall be limited to the total of the amount at which settlement could have been made and the expenses incurred by such person prior to the time the settlement could reasonably have been effected.

     (h) The corporation may, but need not, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the corporation or to any director, officer, employee or agent of any of the corporation's subsidiaries to the fullest extent of the provisions of the Act and of this Article VIII subject to the imposition of such conditions or limitations as the Board may deem necessary or appropriate.

     (i) The provisions of this Article VIII are valid only to the extent that they are consistent with, and are limited by, applicable laws and regulations, including, but not limited to 12 U.S.C. 1828(k) and regulations promulgated thereunder from time to time by applicable federal banking agencies. The invalidity of any provision of this Article VIII will not affect the validity of the remaining provisions of Article VIII.

                                   ARTICLE IX

     Any action required by the Act to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares representing not less than the minimum number of votes that would have been necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

                                   ARTICLE X

     The right to accumulate votes in the election of directors and/or cumulative voting by any shareholder is hereby expressly denied.

                                   ARTICLE XI

     No shareholder of this corporation shall, by reason of his holding shares of any class of stock of this corporation, have any preemptive or preferential right to purchase or subscribe for any shares of any class of stock of this corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying options, warrants or rights to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of any such shareholder, other than such rights, if any, as the Board, at its discretion, from time to time may grant, and at such price as the Board, at its discretion may fix; and the Board may issue shares of any class of stock of this corporation or any notes, debentures, bonds or other securities convertible into or carrying options, or warrants or rights to purchase shares of any class without offering any such shares of any class of such notes, debentures, bonds or other securities, either in whole or in part, to the existing shareholders of any class.

                                  ARTICLE XII

     Special meetings of the shareholders may be called (1) by the president or the Board of the corporation or (2) by the holders of at least fifty (50) percent of all shares entitled to vote at the proposed special meeting.

                                    ARTICLE XIII.

     The address of its initial registered office is 202 West Colorado Street, La Grange, Texas 78943 and the name of its initial registered agent at such address is Don Stricklin.

                                    ARTICLE XIV.

     (a) The number of directors shall be fixed by the bylaws of the corporation, and until changed by the bylaws, shall be seven (7); the names and addresses of those who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are as follows:

        NAME                           ADDRESS

Bruce Frenzel                 State Bank - La Grange
                              606 S. Washington
                              La Grange, Texas 78945

Michael Kulhanek              State Bank - La Grange
                              P.O. Box 371
                              La Grange, Texas 78945

Lee D. Mueller, Jr.           State Bank - La Grange
                              P.O. Box 88
                              La Grange, Texas 78945

James D. Selman, Jr.          Central Texas Bank - Gonzales
                              Rt. 3 Box 38
                              Gonzales, Texas 78629

Michael R. Steinhauser        Central Texas Bank - Flatonia
                              P.O. Box Drawer D
                              Flatonia, Texas 78941

L. Don Stricklin              State Bank - La Grange
                              202 W. Colorado/P.O. Box B
                              La Grange, Texas 78945

Ervan E. Zouzalik             Central Texas Bank - Flatonia
                              205 S. Main/P.O. Box 279
                              Flatonia, Texas 78941-0279

         The Board shall have the power to alter, amend or repeal the bylaws of the corporation or to adopt new bylaws, with the exception that the Board shall have the authority to alter, amend or repeal any bylaw concerning the manner in which directors are elected (including, without limitation, Section 1 of Article III of the bylaws) only if such action is approved by a seventy percent (70%) vote of the members of the Board.

         (b) The number of directors may be increased or decreased from time to time by amendment to the bylaws approved by the shareholders as set forth in the bylaws, but no decrease shall have the effect of shortening the term of any incumbent director.

         (c) Directors shall be divided into three (3) classes, each class to be as nearly equal in number as possible, the term of office of directors of the first class to expire at the first annual meeting of shareholders after their election, that of the second class to expire at the second annual meeting after their election, and that of the third class to expire at the third annual meeting after their election. At each annual meeting thereafter, Directors equal to the number whose terms expire at the time of the meeting shall be elected to hold office until the third succeeding annual meeting.

                                  ARTICLE XV.

         When evaluating any offer of another party to (i) purchase or exchange any securities or property for any outstanding equity securities of the corporation, (ii) merge or consolidate the corporation with another corporation, or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the corporation (each of the foregoing, an "Acquisition Proposal") the Board may, in connection with the exercise of its judgment in determining what is in the best interests of the corporation and its shareholders, give due consideration not only to the price or other consideration being offered but also to all other relevant factors, including without limitation the financial and managerial resources and future prospects of the other party; the possible effects of the Acquisition Proposal on the business of the corporation and its subsidiaries and on the employees and customers of the corporation and its subsidiaries and the effects of the Acquisition Proposal on the communities in which the corporation's and its subsidiaries' facilities are located.

In so evaluating any Acquisition Proposal, the Board shall be deemed to be performing their duly authorized duties and acting in good faith and in the best interests of the corporation within the meaning of the Act, as it may be amended.

                                  ARTICLE XVI.

     The affirmative vote of the holders of not less than seventy percent (70%) of the shares of the Common Stock and seventy percent (70%) of each other class, if any, of the outstanding common capital stock of the corporation shall be required at any meeting to approve any of the following transactions or to amend or repeal the provisions of this Article XVI. This provision shall apply to the following proposed transactions:

     (a) a merger or consolidation of the corporation or

     (b) a sale, exchange or lease of all or substantially all of the assets of the corporation to any person or entity. For purposes of this provision, substantially all of the assets shall mean such assets having a fair market value or book value, whichever is greater, of twenty-five (25%) or more of the total assets as reflected on a balance sheet of the corporation as of the date no earlier than forty-five (45) days prior to any such acquisition of the corporation's assets.

Except as otherwise required by these Articles of Incorporation, other business may be conducted at such meeting as long as the holders of a majority of the shares are represented in person or by proxy.

                                 ARTICLE XVII.

     The name and address of the incorporator is as follows:

          NAME                     ADDRESS

   PETER G. WEINSTOCK         1445 ROSS AVENUE, SUITE 3200
                              DALLAS, TEXAS 75202-2711

IN WITNESS WHEREOF, I have hereunto set my hand as of the 7th day of May, 1998.


                                             /s/ Peter G. Weinstock
                                             ----------------------------------
                                             Peter G. Weinstock

                                                  ------------------------------
                                                              FILED
                                                        In the Office of the
                                                   Secretary of State of Texas
                                                            May 05 1999

                                                       Corporations Section
                                                 -------------------------------

                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                         TEXAS UNITED BANCSHARES, INC.

     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, Texas United Bancshares, Inc., a Texas corporation (the "Corporation") adopts the following Articles of Amendment to its Articles of
Incorporation:

                                   ARTICLE I

     The name of the Corporation is Texas United Bancshares, Inc.


                                   ARTICLE II

     The following amendment to the Articles of Incorporation was adopted by the shareholders of the Corporation on April 22, 1999.

     The amendment alters Article IV (A) of the original Articles of Incorporation and the text of such Article IV (A) is amended to read:

     "The corporation is authorized to issue two classes of shares to be designated respectively "preferred" and "common." The total number of shares of all classes of stock which the corporation shall have authority to issue is 3,500,000, consisting of (1) 500,000 shares of Preferred Stock, no par value per share ("Preferred Stock"), and (2) 3,000,000 shares of Common Stock, par value $1.00 per share ("Common Stock"). The consideration for the issuance of the shares shall be paid to or received by the corporation in full before the issuance and shall not be less than the par value per share. The consideration shall be as is permitted by the laws of the State of Texas. In the absence of actual fraud in the transaction, the judgment of the Board of Directors of the corporation (the "Board") as to the value of such consideration shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable."

                                  ARTICLE III

     The number of shares of the Corporation outstanding at the time of such adoption was 481,457; and the number of shares entitled to vote thereon was 481,457.

                                   ARTICLE IV

     The number of shares voted for such amendment was 364,895, which is 76% of the outstanding shares; and the number of shares voted against such amendment was 31,696.

                                   ARTICLE V

     The amendment to Article IV effects no change in the amount of stated capital of the Corporation.

     DATED the 3 day of May, 1999.


                                   TEXAS UNITED BANCSHARES, INC.

                                   BY:     /s/ L. Don Stricklin
                                       -----------------------------
                                        L. Don Stricklin, President

                                                               FILED
                                                        In the Office of the
                                                     Secretary of State of Texas

                                                            JUN 06 2002

                                                        Corporations Section


               ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION
                                       OF
                          TEXAS UNITED BANCSHARES, INC.

         Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation:

                                   ARTICLE ONE

         The name of the corporation is Texas United Bancshares, Inc.

                                   ARTICLE TWO

         The following amendments to the Articles of Incorporation were adopted by the shareholders of the corporation on May 6, 2002.

         The amendment to Article IV(A) is a revision to the Articles of Incorporation and the full text of the revised Article IV(A) is as follows:

                                  ARTICLE IV(A)

         The corporation is authorized to issue two classes of shares to be designated respectively "preferred" and "common." The total number of shares of all classes of stock which the corporation shall have authority to issue is 20,500,000, consisting of (1) 500,000 shares of Preferred Stock, no par value per share ("Preferred Stock"), and (2) 20,000,000 shares of Common Stock, par value $1.00 per share ("Common Stock"). The consideration for the issuance of the shares shall be paid to or received by the corporation in full before the issuance and shall not be less than the par value per share. The consideration shall be as is permitted by the laws of the State of Texas. In the absence of actual fraud in the transaction, the judgment of the Board of Directors of the corporation (the "Board") as to the value of such consideration shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable.

         The amendment to Article XVI is a revision to the Articles of Incorporation and the full text of the revised Article XVI provision is as follows:

                                   ARTICLE XVI

         The affirmative vote of the holders of not less than seventy percent (70%) of the shares of the Common Stock and seventy percent (70%) of each other class, if any, of the outstanding common capital stock of the corporation shall be required at any meeting to approve any of the following transactions or to amend or repeal the provisions of this Article XVI. This provision shall apply to the following proposed transactions:


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               (a)  a merger or consolidation of the corporation in which the corporation will not be the surviving entity in the transaction, or

               (b) a sale, exchange or lease of all or substantially all of the assets of the corporation to any person or entity. For purposes of this provision, substantially all of the assets shall mean such assets having a fair market value or book value, whichever is greater, of twenty-five (25%) or more of the total assets as reflected on a balance sheet of the corporation as of a date no earlier than forty-five (45) days prior to any such acquisition of the corporation's assets.

         Except as otherwise required by these Articles of Incorporation, other business may be conducted at such meeting as long as the holders of a majority of the shares are represented in person or by proxy.

                                  ARTICLE THREE

                  The number of shares of the corporation outstanding at the time of such adoption was 1,931,299; and the number of shares entitled to vote thereon was 1,931,299.

                                  ARTICLE FOUR

                  The number of shares voted for the amendment to Article IV(A) was 1,846,627 and the number of shares voted against such amendment was 67,332. The number of shares abstaining was 17,340.

                  The number of shares voted for the amendment to Article XVI was 1,835,810 and the number of shares voted against such amendment was 79,509. The number of shares abstaining was 15,980.

         Dated: June 5, 2002

                                     TEXAS UNITED BANCSHARES, INC.


                                     By:   /s/ L. Don Stricklin
                                         ---------------------------------------
                                           L. Don Stricklin
                                           President and Chief Executive Officer


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